EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-231553) and Form S-8 (File Nos. 333-233274, 333-231435, 333-145236, 333-127265, 333-13456, 333-97305, 333-6436 and 333-216272) of Enbridge Inc. of our report dated February 14, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta
Canada

February 14, 2020